BWX Technologies Reports Solid Third Quarter 2020 Results;
Increases 2020 Full-Year Earnings Guidance Once Again
•Generates 3Q20 GAAP EPS of $0.76; non-GAAP EPS of $0.79
•Reports 3Q20 consolidated revenue of $520 million, up 3% vs. 3Q19
•Increases 2020 full-year non-GAAP EPS guidance to ~$3.00
•Increases 2020 segment guidance given the performance observed in the Nuclear Operations Group and the Nuclear Power Group
Lynchburg, VA - Nov 2, 2020 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported third quarter 2020 revenue of $520 million, a 3% increase compared with $506 million in the third quarter of 2019. GAAP net income for the third quarter 2020 was $73.2 million, or $0.76 per diluted share, compared with GAAP net income of $74.8 million, or $0.78 per diluted share, in the prior-year period. Non-GAAP net income for the third quarter 2020 was $75.6 million, or $0.79 per diluted share, compared with non-GAAP net income of $75.3 million, or $0.79 per diluted share, in the prior-year period. A reconciliation of non-GAAP results is detailed in Exhibit 1.
“BWXT delivered solid results in the third quarter, exhibiting consistent underlying business performance across all segments and indicating the stability of our end markets even under challenging economic conditions,” said Rex D. Geveden, president and chief executive officer. “Another strong quarter of financial results leads us to increase our 2020 EPS guidance for the second time this year, with the opportunity to achieve our long-term EPS guidance in the first year of the outlined 3-year performance period.”
“The Nuclear Operations Group continues to be the bedrock of the Company’s 2020 performance, with continued customer support for mission-critical nuclear components. The Nuclear Power Group is trending positive in both its commercial nuclear power and nuclear medicine businesses and was also able to secure funds under the Canadian COVID-19 Economic Response Plan designed to offset the negative financial pressure created by the pandemic. All of this leads us to increase the full year revenue and earnings guidance,” said Geveden.
Segment Results
Nuclear Operations Group (NOG) segment revenue was $387 million for the third quarter of 2020, a 2% decrease from the prior-year period, driven by higher downblending and naval nuclear fuel volume, more than offset by lower long lead material production. NOG operating income was $68.5 million in the third quarter of 2020, a 27% decrease compared with the prior-year period, driven by higher downblending and naval nuclear fuel volume, more than offset by lower long lead material production, and fewer positive contract adjustments to backlog contracts compared with the prior-year period. Third quarter 2020 segment operating margin was 17.7%. Given the quarterly fluctuations experienced from the timing of certain items, year-to-date results can be more reflective of the underlying strength of the segments. Year-to-date revenue was up 15.4% along with strong operating income growth, resulting in year-to-date operating margins of 20.1%.

Nuclear Power Group (NPG) segment revenue was $108 million for the third quarter of 2020, a 28% increase from the prior-year period primarily due to higher field service activity, higher fuel production and fuel handling services, and the Laker Energy acquisition, partially offset by lower component volume. NPG GAAP and non-GAAP operating income was $29.2 million and $29.7 million, respectively, in the third quarter of 2020, a significant respective increase from GAAP and non-GAAP operating income in the prior-year period driven primarily by higher revenue and funds received under the Canadian COVID-19 Economic Response Plan of $16.6 million to offset year-to-date incurred expenses related to the headwinds created by the COVID-19 pandemic. Third quarter 2020 segment GAAP and non-GAAP operating margins were 27.0% and 27.5%, respectively.
Nuclear Services Group (NSG) segment operating income was $7.6 million in the third quarter of 2020, up 37% compared with $5.5 million for the third quarter of 2019 driven by lower costs.
Cash and Capital Returned to Shareholders
The Company utilized $7.5 million of net cash in operating activities in the third quarter of 2020 compared with $43.9 million of cash generated from operating activities in the prior-year period. At the end of the third quarter 2020, the Company’s cash balance, net of restricted cash, was $44.7 million.
The Company returned $18.1 million of cash to shareholders during the third quarter 2020 through dividends, bringing the total year-to-date cash returned to shareholders to $74.9 million, including $20.0 million in share repurchases and $54.9 million in dividends. As of September 30, 2020, remaining share repurchase authorization was $145 million.
On October 30, 2020, the BWXT Board of Directors declared a quarterly cash dividend of $0.19 per common share. The dividend will be payable on December 10, 2020, to shareholders of record on November 20, 2020.
2020 Guidance
BWXT 2020 guidance has been updated to reflect year-to-date performance and management’s outlook on the remainder of the year. 2020 guidance continues to incorporate business conditions related to the COVID-19 pandemic and assumes that current conditions will remain in effect through the remainder of 2020.

BWXT updated the following guidance for 2020:
•Increased non-GAAP EPS from a range of $2.80 – $2.90 to ~$3.00 (excludes pension and post-retirement benefits mark-to-market)
•Increased consolidated revenue growth from up ~8% to up ~9%
•Increased NOG revenue growth from up ~10% to up more than 10%
•Increased NPG revenue growth from down ~1% to up slightly
•Increased NPG operating margin from ~11% to ~14%
BWXT reiterated the following guidance for 2020:
•Non-GAAP operating income and margin
•NOG operating margin in the “high teens” with upside potential from CAS pension reimbursement
•NSG operating income of ~$25 million
•Other segment operating expense primarily R&D of ~1% of revenue
•Unallocated corporate expenses of ~$15 million
•Other income primarily related to pension and other post-employment benefits of ~$37 million

•Capital expenditures of ~$270 million
•Non-GAAP effective tax rate of ~23%
Long-term Guidance
BWXT long-term guidance continues to reflect current business conditions related to the COVID-19 pandemic and assumes that current conditions will remain in effect through the remainder of 2020.
BWXT reiterated long-term guidance that, excluding the benefit of tax reform, the Company anticipates a non-GAAP EPS compound annual growth rate (CAGR) in the low-double digits over a three-to-five year period from 2017 based on a robust organic growth strategy and balance sheet capacity.
The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results. See reconciliation of non-GAAP results in Exhibit 1 for additional information.
Conference Call to Discuss Third Quarter 2020 Results
Date: Monday, November 2, 2020, at 9:00 a.m. EST
Live Webcast: Investor Relations section of website at www.bwxt.com
Full Earnings Release Available on BWXT Website
A full version of this earnings release is available on our Investor Relations website at http://investors.bwxt.com/q32020-release

BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for the NOG, NPG and NSG segments including the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes; changes in general economic conditions, reduced demand for our products and services, disruptions to our supply chain and/or production, changes in government regulations and other factors, including any such impacts of, or actions in response to the COVID-19 health crisis; and our 2020 guidance and long-term guidance. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear products and services; capital priorities of power generating utilities; the extent to which the COVID-19 health crisis impacts our business; the impact of COVID-19 on our employees, contractors, suppliers, customers and other partners and their business activities; the extent to which the length and severity of the COVID-19 health crisis exceeds our current expectations; the potential recurrence or subsequent waves of COVID-19 or similar diseases; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. Headquartered in Lynchburg, Va., BWXT provides safe and effective nuclear solutions for national security, clean energy, environmental remediation, nuclear medicine and space exploration. With approximately 6,700 employees, BWXT has 12 major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Mark Kratz		Jud Simmons
Director, Investor Relations		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)

Three Months Ended September 30, 2020
	GAAP	Restructuring Costs	One-time franchise tax audit expense	Non-GAAP

Operating Income	$88.8	$0.5	$2.6	$91.9
Other Income (Expense)	3.1	—	—	3.1
Provision for Income Taxes	(18.7)	(0.1)	(0.6)	(19.4)
Net Income	73.2	0.4	2.0	75.6
Net Income Attributable to Noncontrolling Interest	(0.0)	—	—	(0.0)
Net Income Attributable to BWXT	$73.2	$0.4	$2.0	$75.6

Diluted Shares Outstanding	95.7			95.7
Diluted Earnings per Common Share	$0.76	$0.00	$0.02	$0.79

Effective Tax Rate	20.3%			20.4%

NPG Operating Income	$29.2	$0.5	$—	$29.7

Three Months Ended September 30, 2019
	GAAP	Restructuring Costs	Non-GAAP

Operating Income	$98.5	$0.6	$99.0
Other Income (Expense)	(4.0)	—	(4.0)
Provision for Income Taxes	(19.5)	(0.1)	(19.6)
Net Income	75.0	0.4	75.4
Net Income Attributable to Noncontrolling Interest	(0.2)	—	(0.2)
Net Income Attributable to BWXT	$74.8	$0.4	$75.3

Diluted Shares Outstanding	95.8		95.8
Diluted Earnings per Common Share	$0.78	$0.00	$0.79

Effective Tax Rate	20.6%		20.7%

NPG Operating Income	$9.0	$0.3	$9.3

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30, 2020	December 31, 2019
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$44,662	$86,540
Restricted cash and cash equivalents	3,070	3,056
Investments	3,699	5,843
Accounts receivable – trade, net	85,332	56,721
Accounts receivable – other	29,566	13,426
Retainages	72,130	46,670
Contracts in progress	430,470	376,037
Other current assets	40,671	41,462
Total Current Assets	709,600	629,755
Property, Plant and Equipment, Net	715,098	580,241
Investments	7,531	7,620
Goodwill	275,966	275,502
Deferred Income Taxes	55,115	58,689
Investments in Unconsolidated Affiliates	73,638	70,116
Intangible Assets	189,028	191,392
Other Assets	98,338	95,598
TOTAL	$2,124,314	$1,908,913

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30, 2020	December 31, 2019
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$—	$14,711
Accounts payable	162,482	170,678
Accrued employee benefits	79,071	82,640
Accrued liabilities – other	69,023	52,213
Advance billings on contracts	67,066	75,425
Accrued warranty expense	4,909	9,042
Total Current Liabilities	382,551	404,709
Long-Term Debt	902,197	809,442
Accumulated Postretirement Benefit Obligation	21,942	23,259
Environmental Liabilities	85,391	80,368
Pension Liability	150,030	172,508
Other Liabilities	32,123	14,515
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 126,970,913 and 126,579,285 shares at September 30, 2020 and December 31, 2019, respectively	1,270	1,266
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	148,272	134,069
Retained earnings	1,502,571	1,344,383
Treasury stock at cost, 31,664,602 and 31,266,670 shares at September 30, 2020 and December 31, 2019, respectively	(1,093,519)	(1,068,164)
Accumulated other comprehensive income (loss)	(8,408)	(7,448)
Stockholders' Equity – BWX Technologies, Inc.	550,186	404,106
Noncontrolling interest	(106)	6
Total Stockholders' Equity	550,080	404,112
TOTAL	$2,124,314	$1,908,913

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$519,878	$506,000	$1,566,606	$1,393,685
Costs and Expenses:
Cost of operations	373,783	357,732	1,133,760	999,390
Research and development costs	2,933	5,125	11,565	15,631
Losses (gains) on asset disposals and impairments, net	25	(6)	324	145
Selling, general and administrative expenses	62,638	52,561	170,733	158,296
Total Costs and Expenses	439,379	415,412	1,316,382	1,173,462
Equity in Income of Investees	8,271	7,874	19,247	22,418
Operating Income	88,770	98,462	269,471	242,641
Other Income (Expense):
Interest income	161	232	453	784
Interest expense	(7,701)	(8,858)	(23,533)	(27,103)
Other – net	10,652	4,670	28,019	18,795
Total Other Income (Expense)	3,112	(3,956)	4,939	(7,524)
Income before Provision for Income Taxes	91,882	94,506	274,410	235,117
Provision for Income Taxes	18,687	19,508	61,199	52,009
Net Income	$73,195	$74,998	$213,211	$183,108
Net Income Attributable to Noncontrolling Interest	(24)	(188)	(283)	(442)
Net Income Attributable to BWX Technologies, Inc.	$73,171	$74,810	$212,928	$182,666
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.77	$0.78	$2.23	$1.92
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.76	$0.78	$2.22	$1.91
Shares used in the computation of earnings per share:
Basic	95,483,003	95,420,626	95,450,994	95,344,349
Diluted	95,730,696	95,811,198	95,706,880	95,769,919

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2020	2019
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$213,211	$183,108
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,458	46,028
Income of investees, net of dividends	(4,183)	(8,642)
Recognition of losses for pension and postretirement plans	2,382	1,944
Stock-based compensation expense	12,139	9,139
Other, net	990	(1,107)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(43,081)	3,075
Accounts payable	9,614	18,124
Retainages	(25,495)	(12,341)
Contracts in progress and advance billings on contracts	(65,077)	(111,660)
Income taxes	5,090	(5,130)
Accrued and other current liabilities	23,350	(15,046)
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(29,741)	(21,608)
Other, net	3,437	5,117
NET CASH PROVIDED BY OPERATING ACTIVITIES	148,094	91,001
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(179,972)	(122,629)
Acquisition of business	(15,905)	—
Purchases of securities	(2,563)	(2,686)
Sales and maturities of securities	4,709	2,706
Investments, net of return of capital, in equity method investees	88	—
Other, net	3	208
NET CASH USED IN INVESTING ACTIVITIES	(193,640)	(122,401)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	805,800	587,500
Repayments of long-term debt	(715,976)	(498,363)
Payment of debt issuance costs	(6,788)	—
Repurchases of common shares	(20,027)	(20,000)
Dividends paid to common shareholders	(54,908)	(49,167)
Exercises of stock options	1,989	3,133
Cash paid for shares withheld to satisfy employee taxes	(5,249)	(8,942)
Other, net	237	847
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,078	15,008
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(1,299)	(7)
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(41,767)	(16,399)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	92,400	36,408
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$50,633	$20,009
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$28,423	$35,342
Income taxes (net of refunds)	$55,688	$57,179
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$20,613	$18,199

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$386,502	$394,484	$1,220,529	$1,057,637
Nuclear Power Group	108,104	84,376	264,004	255,414
Nuclear Services Group	33,707	33,237	103,800	92,160
Eliminations	(8,435)	(6,097)	(21,727)	(11,526)
TOTAL	$519,878	$506,000	$1,566,606	$1,393,685

SEGMENT INCOME:
Nuclear Operations Group	$68,460	$93,667	$244,791	$226,518
Nuclear Power Group	29,199	8,967	38,771	36,433
Nuclear Services Group	7,557	5,516	18,079	8,577
Other	(5,714)	(6,948)	(16,673)	(19,788)
SUBTOTAL	99,502	101,202	284,968	251,740
Unallocated Corporate	(10,732)	(2,740)	(15,497)	(9,099)
TOTAL	$88,770	$98,462	$269,471	$242,641

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,041	$8,350	$24,916	$24,551
Nuclear Power Group	4,734	3,947	13,589	13,012
Nuclear Services Group	180	781	1,473	2,329
Other	297	246	350	545
Corporate	1,641	1,871	5,130	5,591
TOTAL	$14,893	$15,195	$45,458	$46,028

CAPITAL EXPENDITURES:
Nuclear Operations Group	$27,756	$33,909	$93,683	$89,120
Nuclear Power Group	32,650	11,611	76,397	24,991
Nuclear Services Group	411	582	1,075	967
Other	—	258	235	2,510
Corporate	3,678	568	8,582	5,041
TOTAL	$64,495	$46,928	$179,972	$122,629

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$3,610,174	$3,444,580	$3,610,174	$3,444,580
Nuclear Power Group	726,081	729,445	726,081	729,445
Nuclear Services Group	28,759	46,161	28,759	46,161
TOTAL	$4,365,014	$4,220,186	$4,365,014	$4,220,186

BOOKINGS:
Nuclear Operations Group	$81,845	$131,518	$313,426	$1,862,229
Nuclear Power Group	62,724	63,329	132,442	181,078
Nuclear Services Group	11,940	26,375	85,356	91,963
TOTAL	$156,509	$221,222	$531,224	$2,135,270